          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  / /
Filed by a Party other than the Registrant  /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                     Mac Frugal's Bargains Close-outs Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                  Ted Finamore
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     4) Proposed maximum aggregate value of transaction:

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     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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

                                     [LOGO]

                                  May 19, 1994

Dear Stockholder:

     We cordially invite you to attend our 1994 Annual Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, June 22, 1994 at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815. Enclosed are the Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company's 1993 Annual Report to Stockholders. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.

                                   ON BEHALF OF YOUR BOARD OF DIRECTORS

                                   /s/ PETER S. WILLMOTT
                                   ----------------------------
                                   PETER S. WILLMOTT
                                   Chairman of the Board

                                     [LOGO]

                            NOTICE OF ANNUAL MEETING
                            TO BE HELD JUNE 22, 1994

TO THE STOCKHOLDERS OF
MAC FRUGAL' S BARGAINS - CLOSE-OUTS INC.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Mac Frugal's Bargains - Close-outs Inc., a Delaware corporation (the "Company"), will be held at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815, on Wednesday, June 22, 1994, beginning at 9:00 a.m., local time. The Annual Meeting will be held for the following purposes:

     1. To elect eight (8) directors of the Company to serve during the ensuing year or until their successors have been duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed May 6, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available at the offices of the Company for 10 days prior to the meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                          By Order of the Board of Directors

                                          /s/ LEONARD S. WILLIAMS
                                          -------------------------------------
                                          LEONARD S. WILLIAMS
                                          President and Chief Executive Officer
Dominguez, California
May 19, 1994

                                     [LOGO]

                    MAC FRUGAL' S BARGAINS - CLOSE-OUTS INC.
                          2430 EAST DEL AMO BOULEVARD
                        DOMINGUEZ, CALIFORNIA 90220-6306

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 1994

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mac Frugal's Bargains - Close-outs Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, on June 22, 1994, at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Form of Proxy were first mailed to stockholders on or about May 23, 1994.

                             RECORD DATE AND VOTING

     May 6, 1994 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of May 6, 1994, there were 29,306,375 shares of the Company's Common Stock, par value $.02778 per share (the "Common Stock"), issued and outstanding. No shares of the Company's preferred stock, par value $1.00 per share, were outstanding as of that date. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters other than the election of directors, the affirmative vote of a majority of shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted "FOR" the nominees named herein for election as directors.

     New York Stock Exchange rules generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

                             ELECTION OF DIRECTORS

     The Company's by-laws state that the Board of Directors shall consist of not less than five nor more than nine members. The specific number of Board members within this range is established by the Board of Directors and is currently set at eight. The Board of Directors is proposing for election each of the eight persons now serving on the Board for election to the Board at the Annual Meeting. Each of the eight directors elected at the Annual Meeting will serve until the next annual meeting of stockholders or until his successor is duly elected and qualified. Should any nominee become unavailable to serve as a director or should any vacancy occur before the election (which events are not anticipated), the proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. To the Company's knowledge, all nominees are and will be available to serve. The nominees are listed below and have supplied the following background information to the Company:

                                                  PRINCIPAL OCCUPATION
                                             DURING THE LAST 5 YEARS, OTHER             DIRECTOR
          NAME               AGE          BUSINESS EXPERIENCE AND DIRECTORSHIPS          SINCE
          ----               ---     -----------------------------------------------    --------
Peter S. Willmott            56      Chairman of the Board of the Company since           1990
                                     October 1990; Chairman of the Board since 1989,
                                     Willmott Services, Inc. (retail); Chairman of
                                     the Board, President and Chief Executive
                                     Officer 1983 to 1989, Carson Pirie Scott &
                                     Company (retail and food services); Director,
                                     Browning-Ferris Industries, Federal Express
                                     Corporation, International Multifoods
                                     Corporation, Maytag Corporation, Morgan Keegan
                                     & Co., Inc., and Zenith Electronics
                                     Corporation.
Leonard S. Williams          56      President and Chief Executive Officer of the         1990
                                     Company since November 1990; Consultant 1989 to
                                     1990; Chief Executive Officer 1987 to 1989,
                                     Lion-Nathan Ltd. (retail).
David H. Batchelder          44      President, Secretary and sole Director since         1990
                                     1988, Batchelder & Partners, Inc. (financial
                                     advisory and consulting firm); President,
                                     Secretary and sole Director since 1988,
                                     Batchelder Co. (general partner of DHB
                                     Partners, L.P., investor in acquisition
                                     partnerships).
Bruce E. Karatz              48      Director since April 1989, Chairman since            1989
                                     August 1993, President, Chief Executive Officer
                                     and Director since 1986, Kaufman and Broad Home
                                     Corporation (residential and commercial real
                                     estate development); Director, Honeywell Inc.,
                                     National Golf Properties, Inc.
Anthony Luiso                50      Chairman, President and Chief Executive Officer      1992
                                     since 1989, Director, President and Chief
                                     Operating Officer 1988 to 1989, International
                                     Multifoods (food service distributor and food
                                     processor); Director, The Black & Decker
                                     Corporation.
Ronald P. Spogli             46      General Partner since 1983, Freeman Spogli &         1989
                                     Co. (merchant banking); Director, Buttrey Food
                                     and Drug Stores Company, Envirosource, Inc.,
                                     Orchard Supply Hardware Stores, Inc.
Bill M. Thomas               59      Private Investor since 1989; Consultant 1987 to      1990
                                     1989; and Chief Financial Officer of the
                                     Company 1980 to 1987.

                                                  PRINCIPAL OCCUPATION
                                             DURING THE LAST 5 YEARS, OTHER             DIRECTOR
          NAME               AGE          BUSINESS EXPERIENCE AND DIRECTORSHIPS          SINCE
          ----               ---     -----------------------------------------------    --------
James J. Zehentbauer         32      Investment Banking Partner since 1990 and            1990
                                     Principal Accountant 1989 to 1990, Batchelder &
                                     Partners, Inc. (financial advisory and
                                     consulting firm); Certified Public Accountant
                                     1984 to 1989, Arthur Andersen & Co. (accounting
                                     firm).

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE ABOVE NOMINEES.

     For information concerning beneficial ownership of Common Stock by directors, see "Security Ownership of Certain Beneficial Owners and
Management -- Security Ownership of Management" below. The Board of Directors met a total of six times during fiscal 1993. All directors attended 75% or more of the meetings of the Board of Directors and the committees of which they were a member, other than Mr. Karatz who attended 70% of all such meetings.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     Audit Committee -- The Board has a standing Audit Committee which reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management and management's response thereto. The Audit Committee also recommends to the Board the selection of the Company's independent auditors. The Audit Committee met four times in fiscal 1993. At the date of this Proxy Statement the Audit Committee was comprised of Messrs. Zehentbauer (Chairman), Batchelder, Luiso and Spogli.

     Compensation and Organization Committee -- The Board has a Compensation and Organization Committee (the "Compensation Committee") whose members at the date of this Proxy Statement were Messrs. Luiso (Chairman), Batchelder, Karatz, Spogli and Willmott. The Compensation Committee is authorized to review and recommend to the Board the salaries, bonuses and perquisites of the Company's executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1990 Employee Stock Incentive Plan. The Compensation Committee met two times in fiscal 1993.

     Nominating Committee -- The Board of Directors also has a standing Nominating Committee whose members at the date of this proxy statement were Messrs. Willmott (Chairman), Batchelder, Karatz and Thomas. The Nominating Committee is authorized to review matters regarding the structure of the Company's Board of Directors and the qualifications of proposed nominees to serve on the Board. The Nominating Committee will consider nominees for director whose names are timely submitted in writing by holders of the Company's Common Stock addressed to the Chairperson of the Nominating Committee accompanied by such information regarding the nominee as would be required under the rules of the Securities and Exchange Commission were the stockholders soliciting proxies with regard to the election of such nominee. The Nominating Committee met two times in fiscal 1993.

     On August 9, 1990, the Company entered into a Settlement Agreement with Girard Partners, Mr. Batchelder and certain other related parties in connection with a consent solicitation of other stockholders by Girard Partners (then a 6% stockholder of the Company) to reconstitute the Board of Directors of the Company. The Settlement Agreement provides that so long as Mr. Batchelder serves on the Board of Directors of the Company, he will be a member of each of the Board's committees.

DIRECTOR COMPENSATION

     Standard Compensation -- Directors who are not employees of the Company or its subsidiaries receive $15,000 per year (the "Retainer Fee") or, in lieu thereof, a director may elect to receive an option to purchase shares of Common Stock pursuant to the Stock Option Plan for Non-Employee Directors discussed below. Other than Mr. Karatz and Mr. Thomas, each of the current directors of the Company elected to receive such an option, in lieu of the Retainer Fee, in fiscal 1993. Additionally, non-employee directors receive $1,000 for each meeting of the Board or committee meeting which they attend plus reimbursement of any expenses they may incur with respect to such meeting, and up to $1,000 per diem for time expended on matters on the Company's behalf. Chairmen of the Audit, Compensation and Nominating Committees receive additional annual retainer fees of $10,000, $8,000 and $5,000, respectively; the Chairman of the Board receives a $15,000 additional annual retainer fee. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

     Stock Option Plan for Non-Employee Directors -- In 1992, the Company adopted the Stock Option Plan for Non-Employee Directors (the "Directors' Plan"). The purpose of the Directors' Plan is to provide present and prospective directors who are not employed by the Company with the opportunity to obtain equity ownership interests in the Company through the exercise of stock options. The Directors' Plan is designed to link the non-employee directors' compensation more closely with the Company's performance.

     Only directors of the Company who are not employees of the Company or one of its subsidiaries are eligible to participate in the Directors' Plan. The Directors' Plan is administered by the Board of Directors, although, as discussed below, the grant of options is automatic. The expenses of administering the Directors' Plan are borne by the Company.

     The Directors' Plan provides for options to be awarded under two different circumstances. First, each non-employee director is automatically granted on the date of the annual meeting at which the director is elected (including at each annual stockholder meeting at which the director is re-elected), an option to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the close of business on the day before such annual meeting. These options are not exercisable until the annual meeting of stockholders following the date of grant.

     The second feature of the Directors' Plan permits each non-employee director to elect, on the date of each annual meeting at which he is elected or re-elected, to receive an option to purchase shares of Common Stock in lieu of being paid the Retainer Fee. If the non-employee director makes such an election, on the six-month anniversary of the date of the election (the "Date of Grant") such director will be granted an option exercisable for a number of shares of Common Stock equal to the amount of the director's Retainer Fee divided by 20% of the fair market value of the shares of Common Stock at the close of business on the Date of Grant. The exercise price for any such option will be 80% of the fair market value of the Common Stock on the Date of Grant. These options will become exercisable on the date of the first annual meeting of stockholders following the Date of Grant.

     Upon exercise of the options granted under the Directors' Plan, the exercise price must be paid to the Company in cash or by check. The options expire on the earlier of the tenth anniversary of the date of grant or six months after the recipient of the option ceases to be a director. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Directors' Plan is 200,000 (subject to adjustments to prevent dilution). The Directors' Plan became effective, with stockholder approval, upon its adoption by the Company's Board of Directors on March 18, 1992. Awards may not be granted under the Directors' Plan after March 18, 2002. Although any option that was duly granted on or prior to such date may thereafter be exercised in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after March 18, 2012.

     Mr. Willmott's Option Agreement -- In fiscal 1990, the Chairman of the Board, Mr. Willmott, was granted an option to purchase 25,000 shares of Common Stock exercisable on the date of grant at the fair market value on such date, as additional compensation for his services to the Company. Mr. Willmott's Stock Option Agreement provides that the option will terminate upon the earlier of the tenth anniversary of the date of grant or 90 days after termination of Mr. Willmott's relationship with the Company, except that if termination is caused by total disability or death, the option terminates upon the earlier of the tenth anniversary of the date of grant or the first anniversary of the date of termination of Mr. Willmott's position.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The table below sets forth the compensation paid to or accrued for the Company's Chief Executive Officer and the four other executive officers of the Company for the fiscal years ended January 30, 1994, January 31, 1993 and February 2, 1992:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                         COMPENSATION
                                             ANNUAL COMPENSATION(3)         AWARDS
                                          ----------------------------   ------------    ALL OTHER
                                          FISCAL                BONUS    OPTIONS/SARS   COMPENSATION
     NAME AND PRINCIPAL POSITION(1)(2)     YEAR    SALARY($)   ($)(4)       (#)(5)         ($)(6)
    ------------------------------------  ------   ---------   -------   ------------   ------------
    Leonard S. Williams                    1993     520,000          0       70,000          9,689
    President and Chief Executive
      Officer                              1992     520,000          0       17,500         12,823
                                           1991     461,000    356,602      175,000              0
    Philip L. Carter                       1993     254,000          0       75,000         11,280
    Executive Vice President and Chief     1992     232,442          0        8,750         19,455
    Financial Officer                      1991      89,038     46,875       35,000        114,771(7)
    Mark J. Miller                         1993     300,000          0       35,000          9,082
    Executive Vice President and           1992     103,846    100,000      100,000            276
    General Merchandise Manager
    Richard N. Lodwick                     1993     260,000          0       35,000          8,972
    Senior Vice                            1992     258,269          0        8,750          7,533
    President--Stores                      1991     240,385    125,000       50,000              0
    Patricia J. Wehner                     1993     171,000          0       33,000          6,431
    Senior Vice President                  1992     154,962          0        8,000          4,531
    Real Estate & Construction             1991      90,000     26,250        7,500              0

- - ---------------

(1) The Company maintains written employment agreements with each of its five executive officers. See "Employment Agreements" below.

(2) Mr. Williams joined the Company in November 1990; Mr. Carter joined the Company in September 1991; Mr. Miller joined the Company in September 1992; Mr. Lodwick joined the Company in February 1991; and Ms. Wehner joined the Company in June 1991.

(3) In addition to the annual salary and bonus compensation shown in the table, the executive officers of the Company received other annual compensation in the form of other personal benefits. The amount of such other annual compensation paid to each executive officer did not exceed the lesser of $50,000 or ten percent of the total of annual salary and bonus reported for such executive officer for each respective fiscal year.

(4) Represents bonuses paid pursuant to employment agreements. Bonuses shown for any fiscal year were accrued during the fiscal year shown and paid in the following fiscal year.

(5) Represents options granted pursuant to the Company's 1990 Employee Stock Incentive Plan (the "1990 Plan"). See "1990 Employee Stock Incentive Plan" below.

(6) Includes fiscal 1993 contributions of $8,254, $8,254, $8,254, $8,254 and
    $5,918 to the Company's Amended and Restated Qualified Profit Sharing Plan (see "Qualified Profit Sharing Plan" below) for Mr. Williams, Mr. Carter, Mr. Miller, Mr. Lodwick and Ms. Wehner, respectively. Includes fiscal 1992 contributions of $11,443, $6,815 and $4,066 to the Company's Amended and Restated Qualified Profit Sharing Plan for Mr. Williams, Mr. Lodwick and Ms. Wehner, respectively, and fiscal 1993 moving expenses of $2,270 and fiscal 1992 moving expenses of $18,809 for Mr. Carter. The balance of the amounts shown represents premiums for term life insurance paid by the Company on behalf of the named executive officers.

(7) Represents payments made to Mr. Carter for services as a consultant during the period February 4, 1991 through September 1, 1991.

     The following table shows, as to each of the five executive officers of the Company, information with respect to stock options granted under the 1990 Plan during the fiscal year ended January 30, 1994.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                           ANNUAL RATES
                                                                                          OF STOCK PRICE
                                                                                           APPRECIATION
                                              INDIVIDUAL GRANTS                           FOR OPTION TERM
                         -----------------------------------------------------------    ---------------------
                                         % OF TOTAL
                                          OPTIONS/
                                            SARS
                                           GRANTED
                                             TO
                           OPTIONS/       EMPLOYEES    EXERCISE
                             SARS         IN FISCAL     PRICE
         NAME            GRANTED(1)(2)      YEAR        ($/SH)     EXPIRATION DATE        5%         10%
- - -----------------------  -------------   -----------   --------   ------------------   --------   ----------
Leonard S. Williams....      70,000         11.50%      $16.00      February 1, 2003   $704,362   $1,784,992
Philip L. Carter.......      35,000          5.75%      $16.00      February 1, 2003   $352,181   $  892,496
                             15,000          2.47%      $17.13        March 17, 2003   $159,094   $  401,781
                             25,000          4.11%      $14.25        August 4, 2003   $224,044   $  567,771
Mark J. Miller.........      35,000          5.75%      $16.00      February 1, 2003   $352,181   $  892,496
Richard N. Lodwick.....      35,000          5.75%      $16.00      February 1, 2003   $352,181   $  892,496
Patricia J. Wehner.....       8,000          1.31%      $16.00      February 1, 2003   $ 80,499   $  203,999
                             25,000          4.11%      $14.25        August 4, 2003   $224,044   $  567,771

- - ---------------

(1) Amounts in this column are options to purchase shares of Common Stock granted under the 1990 Plan which become exercisable at the rate of 20% per year beginning in the year following the year in which the grant was made.

(2) All options shown were granted on February 1, 1993 except for the grant to Mr. Carter on March 17, 1993 of an option to purchase 15,000 shares and except for the grant to each of Mr. Carter and Ms. Wehner on August 4, 1993 of an option to purchase 25,000 shares.

     The following table shows, as to each of the five executive officers of the Company, information with respect to fiscal 1993 year-end option values.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                           NUMBER OF            VALUE OF
                                                                          UNEXERCISED          UNEXERCISED
                                                                           OPTIONS/             OPTIONS/
                                                                        SARS AT FISCAL       SARS AT FISCAL
                                                                          YEAR-END(#)          YEAR-END($)
                              SHARES ACQUIRED                            EXERCISABLE/         EXERCISABLE/
           NAME                ON EXERCISE(#)     VALUE REALIZED($)    UNEXERCISABLE(1)     UNEXERCISABLE(2)
- - ---------------------------   ----------------    -----------------    -----------------    -----------------
Leonard S. Williams........             0             $       0           378,500/84,000        $2,012,500/$0
Philip L. Carter...........             0             $       0            25,083/93,667           $0/$15,625
Mark J. Miller.............        20,000             $ 150,000                0/115,000          $0/$290,000
Richard N. Lodwick.........             0             $       0            51,750/42,000          $162,500/$0
Patricia J. Wehner.........             0             $       0             5,000/35,500      $15,625/$23,438

- - ---------------

(1) The amounts in this column are options to purchase shares of Common Stock granted under the 1990 Plan.

(2) The amounts in this column are based upon the closing price of the Common Stock on January 28, 1994 of $14.875 per share.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Leonard S. Williams, the President and Chief Executive Officer, on November 12, 1990; with Philip L. Carter, Executive Vice President and Chief Financial Officer, as of October 28, 1991; with Mark J. Miller, Executive Vice President, General Merchandise Manager, as of September 25, 1992; with Richard N. Lodwick, Senior Vice President, Stores, on February 18, 1991, and with Patricia J. Wehner, Senior Vice President, Real Estate and Construction as of August 4, 1993. Mr. Williams' employment agreement expires in January 1996 and Mr. Miller's agreement expires in September 1995. Mr. Williams' agreement was amended in February 1992 and Messrs. Williams and Miller's agreements were amended as of January 31, 1994, the first day of fiscal 1994. Messrs. Carter and Lodwick's agreements expired on the last day of fiscal 1993 and the Company entered into new agreements with Messrs. Carter and Lodwick as of the first day of fiscal 1994 (the "1994 Carter and Lodwick Agreements"). The 1994 Carter and Lodwick Agreements and the agreement with Ms. Wehner do not provide for any fixed term of employment and are subject to cancellation by the Board of Directors upon 30 days notice.

     Base Salaries -- The base salaries payable under these agreements are subject to increase annually at the discretion of the Board of Directors. Effective April 1, 1994 Messrs. Williams' and Miller's annual salaries were increased to $540,000 and $310,000 respectively.

     Stock Options -- Concurrently with the execution of their respective employment agreements, the executives were granted stock options under the 1990 Plan to purchase 200,000 shares of Common Stock in the case of Mr. Williams, 100,000 shares in the case of Mr. Miller, and 25,000 shares in the case of each of Mr. Carter and Ms. Wehner, at the market price of the Common Stock on the date of grant. Mr. Lodwick was granted an immediately exercisable option under the 1990 Plan to purchase 50,000 shares of Common Stock in conjunction with the execution of his employment agent which expired in fiscal 1993. No options were granted to Mr. Lodwick in conjunction with the execution of his new employment agreement. The stock options granted to Messrs. Williams and Lodwick were immediately exercisable; the stock options granted to Messrs. Carter and Miller and to Ms. Wehner vest in equal annual installments over a period of five years. Pursuant to the terms of Mr. Williams' employment agreement, on May 1, 1991, July 1, 1991 and January 15, 1992, he received stock options to purchase an additional 100,000, 50,000 and 25,000 shares, respectively, of Common Stock, each of which was immediately exercisable. In connection with the amendment to this agreement in February 1992, Mr. Williams relinquished his right, as provided by his employment agreement, to receive two option grants exercisable in the aggregate for an additional 50,000 shares prior to expiration of his employment agreement. In consideration of such relinquishment, Mr. Williams' base salary was increased from $461,000 to $520,000. Pursuant to the January 1994 amendments to Messrs. Williams' and Miller's agreements and pursuant to the 1994 Carter and Lodwick Agreements and pursuant to the agreement with Ms. Wehner, commencing with fiscal 1994 the Company's executive officers are entitled to participate in any performance stock option program approved annually for other executive officers of the Company by the Compensation Committee of the Board of Directors. The performance stock option program approved by the Compensation Committee for fiscal 1994 provides that options will be granted in fiscal 1995 based upon the individual executive's performance during fiscal 1994. The program further provides that the maximum number of stock options that may be granted will be 17,500 in the case of Mr. Williams, 8,750 in the case of Messrs. Carter and Miller, and 6,250 in the case of each of Mr. Lodwick and Ms. Wehner.

     Performance Bonus -- For fiscal 1993, each of the employment agreements (with the exception of Ms. Wehner) entitled the executive to a bonus equal to 1.5% (in the case of Mr. Williams) or 0.75% (in the case of each of Messrs. Carter, Miller and Lodwick) of the increase in the Company's consolidated pre-tax income from operations in such fiscal year over the Company's consolidated pre-tax income from operations for the prior fiscal year. No performance bonus was payable, however, unless such increase was more than $5,000,000 and any bonus payable with respect to fiscal 1993 could not exceed 50% of the executive officer's base salary for such year. Mr. Williams' performance bonus was not subject to the foregoing 50% limitation. For fiscal 1993, none of the executive officers were awarded performance bonuses. Pursuant to the January 1994 amendments to Messrs. Williams' and Miller's agreements and pursuant to the 1994 Carter and Lodwick Agreements and pursuant to the agreement with Ms. Wehner, commencing with fiscal 1994 the Company's executive officers are entitled to participate in a performance bonus plan each fiscal year which is approved annually by the Compensation Committee of the Board of Directors. The performance bonus plan approved by the Compensation Committee for fiscal 1994 provides that 85% of any bonus will be based upon the fiscal 1994 financial performance of the Company and 15% will be based upon the individual executive's performance during fiscal 1994. The plan further provides that the maximum bonus that may be paid will not exceed 50% of the executive officer's base salary for fiscal 1994 in the case of the Senior Vice Presidents, 60% in the case of the Executive Vice Presidents and 70% in the case of Mr. Williams.

     Termination of Employment; Change of Control -- Each of the employment agreements provides that, in the event the executive's employment is terminated, the Company will continue to make the base salary payments at the rate then being paid for periods from six months to eighteen months after early termination or expiration of the agreement (if the Company elects not to renew). The employment agreements further provide that if, within two months after a Change of Control (as defined in the agreements), the executive terminates his or her employment, then the Company will pay him or her the following benefits:
(i) a lump sum severance payment equal to 2 (2.9 in the case of Mr. Williams) multiplied by the sum of his or her annual base salary in effect during the year immediately preceding termination and (ii) the greater of the amount of any incentive, bonus or other cash compensation that was paid to him or her during either the 12 months immediately preceding the date of termination or the 12 months immediately preceding the Change of Control. In addition, the executive would be entitled to receive a cash payment equal to the amount by which the greater of (i) the closing price of the Common Stock on the day before termination or (ii) the highest price per share actually paid in connection with the Change of Control exceeds the per share exercise price of each then vested and exercisable stock option held by such executive on the day before the date of his or her employment termination, multiplied by the number of shares covered by each such option, in exchange for which payment the executive is required to surrender all options to the Company without exercising them.

     Promissory Notes with Mr. Miller -- Concurrently with entering into his employment agreement with the Company on September 25, 1992, Mr. Miller, Executive Vice President and General Merchandise Manager of the Company, executed two promissory notes in favor of the Company in the amounts of $100,000 and $30,000, respectively. Each of the notes provided for interest to accrue at the rate of 7% per annum. The principal amount of the $100,000 note was originally due and payable in three equal annual installments on April 1, 1993, April 1, 1994 and April 1, 1995. On May 13, 1993, the Company paid Mr. Miller 100% of his fiscal 1992 bonus and offset the $100,000 note with the net proceeds ($69,712) after first deducting interest accrued to that date. The remaining $30,288 principal due under the $100,000 note was paid in full by Mr. Miller on April 1, 1994 together with interest accrued to that date. The principal amount of the $30,000 note was due and payable in two equal installments on April 1, 1994 and April 1, 1995. On April 1, 1994, Mr. Miller paid the first installment due under the $30,000 note together with accrued interest to date. At the Company's option, the Company may apply amounts payable to Mr. Miller in connection with any performance bonus (described above in "Compensation of Executive Officers") to offset the remaining amount due and payable to the Company under the $30,000 promissory note described above. See "Certain Transactions" below.

1990 EMPLOYEE STOCK INCENTIVE PLAN

     In 1990, the Company adopted its 1990 Employee Stock Incentive Plan (the "1990 Plan"). The 1990 Plan originally authorized the issuance of up to 1,750,000 shares of Common Stock including "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options"), stock options that do not qualify as incentive stock options, stock appreciation rights and restricted shares of Common Stock. In 1993, the stockholders approved an amendment to the 1990 Plan which increased the number of shares reserved for issuance thereunder by 1,450,000 shares to an aggregate of 3,200,000 shares. Officers and other salaried employees of the Company are eligible to participate in the 1990 Plan. As of the date of this Proxy Statement, approximately 93 persons were eligible.

     The 1990 Plan is administered by the Compensation Committee. The Compensation Committee selects from the eligible participants under the 1990 Plan and determines the terms and conditions of all grants and awards to such participants including the terms and conditions under which each option may be exercisable and the expiration date of each option, except that each option must expire no later than ten years form the date of grant. Grants and awards are made in consideration of services rendered or to be rendered by the recipients thereof.

     In fiscal 1993, Incentive Stock Options to purchase shares of Common Stock were granted to each of the five executive officers of the Company as described above in the table entitled "Option/SAR Grants in Last Fiscal Year". All such options (a) become exercisable at the rate of 20% per year beginning in the year following the year in which the grant was made, and (b) have an exercisable price equal to the fair market value of the Common Stock on the date of grant. Payment of the exercise price of such options must be made in full in cash or cash equivalent concurrently with the exercise of such option, or as follows:

          (i) by delivery by the optionee of a full-recourse promissory note in a form and amount satisfactory to the Committee; provided that the principal amount of such promissory note shall not exceed the excess of the exercise price of such option over and above the aggregate par value of the option shares;

          (ii) in whole or in part, with shares of Common Stock delivered concurrently with such exercise (such shares to be valued on the basis of the fair market value of such shares on the business day immediately preceding the date of such exercise), provided that the Company is not then prohibited form purchasing or acquiring such shares; and/or

          (iii) in whole or in part, by reducing the number of option shares to be delivered to the optionee upon exercise of such option (such reduction to be valued on the basis of the aggregate fair market value of the additional shares of Common Stock that would otherwise have been delivered to such optionee upon exercise of such option, such fair market value to be determined as of the business day immediately preceding the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares.

CERTAIN TRANSACTIONS

     On August 9, 1990, the Company entered into a Settlement Agreement with Girard Partners, Mr. Batchelder and certain other related parties in connection with a consent solicitation of other stockholders by Girard Partners (then a 6% stockholder of the Company) to reconstitute the Board of Directors of the Company. The Settlement Agreement provides that so long as Mr. Batchelder serves on the Board of Directors of the Company, he will be a member of each of the Board's committees.

     Concurrently with entering into his employment agreement with the Company on September 25, 1992, Mr. Miller, Executive Vice President and General Merchandise Manager of the Company, executed two promissory notes in favor of the Company in the amounts of $100,000 and $30,000, respectively. Each of the notes provided for interest to accrue at the rate of 7% per annum. The principal amount of the $100,000 note was originally due and payable in three equal annual installments on April 1, 1993, April 1, 1994 and April 1, 1995. On May 13, 1993, the Company paid Mr. Miller 100% of his fiscal 1992 bonus and offset the $100,000 note with the net proceeds ($69,712) after first deducting interest accrued to that date. The remaining $30,288 principal due under the $100,000 note was paid in full by Mr. Miller on April 1, 1994 together with interest accrued to that date. The principal amount of the $30,000 note was due and payable in two equal installments on April 1, 1994 and April 1, 1995. On April 1, 1994, Mr. Miller paid the first installment due under the $30,000 note together with accrued interest to date. At the Company's option, the Company may apply amounts payable to Mr. Miller in connection with his fiscal 1992 bonus or any performance bonus (described above in "Compensation of Executive Officers") to offset the remaining amount due and payable to the Company under the $30,000 promissory note described above.

             REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Company's Compensation and Organization Committee (the "Committee") has established policies for the compensation of the Company's Chief Executive Officer and the other executive officers set forth in the Summary Compensation Table (the "Executive Officers") that are based upon the responsibility of the individual Executive Officers and the Company's financial performance. Compensation which may be earned by an Executive Officer in any fiscal year consists of base salary, cash bonus and stock options. The Committee intends that a significant portion of each Executive Officer's overall compensation be directly linked to the Company's financial performance. However, special bonus and option awards may be made at the time an executive is first hired by the Company or is promoted. The Company enters into employment agreements with its Executive Officers that set forth the elements of compensation that have been approved by the Committee.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

     Salary -- The Committee establishes base salaries within the Company's overall salary structure and to the levels of salary historically paid by the Company. Adjustments are made to reflect an individual's contributions to the Company and specific job responsibilities. The Committee does not directly tie salary levels to amounts paid by other companies; nevertheless, the level of salaries paid by the Company are based upon published retail industry compensation surveys and the Company's own experience in attracting qualified executives. Base salaries are subject to annual increases at the discretion of the Committee, subject to ratification by the Board of Directors. Actual salary increases are generally based upon evaluations of a particular officer's individual performance and contribution to the Company.

     Incentive Compensation -- Incentive compensation consists of a cash bonus and a stock option grant. Incentive compensation generally is designed to reflect the Company's performance in achieving increases in consolidated pre-tax income over the prior fiscal year and in enhancing shareholder value. As a result, total compensation levels for the Executive Officers may vary from year to year, depending on the financial performance of the Company.

     Annual Cash Bonuses -- For 1993, each of the Executive Officers was eligible for a bonus equal to 1.5% (in the case of Mr. Williams) or 0.75% (in the case of the other Executive Officers) of the increase in the Company's fiscal year consolidated pre-tax income from operations over the previous fiscal year's consolidated pre-tax income. However, no bonuses were payable unless the amount of the pre-tax income increase exceeded $5,000,000. The maximum bonus payable to any eligible executive was limited to 50% of an executive's base salary for the year.

     Stock Options -- In recent years, the Committee has maintained an option award program under which it awarded options to purchase shares of the Company's Common Stock at the beginning of the year, with the number of shares for which the options were exercisable being subject to reduction at the end of the year based upon the extent to which fiscal pre-tax profits for the year had increased from fiscal pre-tax profits for the previous year. In order for the Executive Officers to retain any of the options awarded, fiscal pre-tax income would have to increase over the previous year's results by at least $1 million, and the maximum option award would be earned only if fiscal pre-tax income had increased at least $15 million. In this manner, compensation from options is dependent upon increases in shareholder value through stock price appreciation (as is always the case with the Company's employee stock options) and also upon an additional performance factor. The target number of options awarded under the program is determined annually at the discretion of the Committee. However, because the option award program is designed as an annual incentive compensation arrangement, the Committee has not traditionally considered the size of previous years' grants in determining the size of maximum option grants.

     In 1993, after target option grants had been awarded, the Committee determined to alter its option award program as a result of the current accounting treatment of performance-based option awards and other considerations. In the future, the Committee intends to issue options only after the end of the fiscal year, subject to a maximum award level established by the Committee at the beginning of the year. The actual number of options granted will be based upon performance evaluations made by the Committee at the time options are actually issued. Accordingly, the Committee does not anticipate again granting stock options to any Executive Officers (other than in connection with any promotions) until April 1995, based upon 1994 performance. In light of these changes in the option award program, the Committee in 1993 waived the right to reduce the number of shares covered by 1993 option awards. As a result, each Executive Officer received the maximum option award irrespective of the Company's 1993 pre-tax income growth. The Committee intends to consider the number of options awarded as a result of this one-time waiver when determining the target number of options to be granted for 1994 performance.

     Other -- Legislation adopted by Congress in 1993 places a $1 million limitation on the deduction available to public companies for compensation paid in 1994 or thereafter to certain executives, unless the compensation is treated as "performance based" (as defined under the Tax Code) or satisfies another exception. The Committee has not developed specific policies to address this new provision pending further guidance or regulations from the IRS. However, the Committee believes that amounts recognized upon exercise of outstanding stock options will qualify as performance-based compensation under this provision.

RELATIONSHIP OF PERFORMANCE TO 1993 COMPENSATION

     Executive Officers -- Based upon the Company's performance in fiscal 1992, the Committee recommended, and the Board of Directors approved, no increase in base salary for the Executive Officers for fiscal 1993. However, Mr. Carter and Ms. Wehner received salary increases and option grants as a result of promotions. The Company's fiscal 1993 pre-tax income was such that no cash bonuses were earned by the Executive Officers for fiscal 1993. For the reasons noted above, 1993 option awards were not reduced according to corporate performance.

     Chief Executive Officer Compensation -- For fiscal 1993 Mr. Williams received cash payments of $520,000, comprising salary only. The bonus formula contained in Mr. Williams' employment agreement, as discussed above, resulted in no bonus being paid to him for fiscal 1992. In February 1993, Mr. Williams received an option grant for 70,000 shares pursuant to the option award program. The target number of options awarded Mr. Williams under the program was determined at the discretion of the Committee. As a result of the changes to the option award program discussed above, this grant was not subsequently reduced according to corporate performance. The Committee considers Mr. Williams' fiscal 1993 remuneration appropriate given his responsibilities and the performance of the Company during fiscal 1993.

              Submitted by the Compensation and Organization Committee:

              Anthony Luiso (Chairman)
              David H. Batchelder
              Bruce E. Karatz
              Ronald P. Spogli
              Peter S. Willmott

     The Report of the Compensation and Organization Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of the date of this Proxy Statement, the members of the Compensation Committee of the Board of Directors were Messrs. Luiso (Chairman), Batchelder, Karatz, Spogli and Willmott, none of whom was an officer or employee of the Company during fiscal year 1993 or is a former officer of the Company.

     On August 9, 1990, the Company entered into a Settlement Agreement with Girard Partners, Mr. Batchelder and certain other related parties in connection with a consent solicitation of other stockholders by Girard Partners (then a 6% stockholder of the Company) to reconstitute the Board of Directors of the Company. The Settlement Agreement provides that so long as Mr. Batchelder serves on the Board of Directors of the Company, he will be a member of each of the Board's committees.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Dow Jones Equity Composite Stock Index and the Dow Jones Retailers-Other Specialty Composite Stock Index for the five fiscal years commencing January 1, 1989 and ending January 30, 1994. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.



     (A paper copy of the performance graph has been submitted to the Securities and Exchange Commission under cover of Form SE)

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following security ownership information is set forth, as of May 6, 1994, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and with respect to each director of the Company, each of the executive officers named in the Summary Compensation Table, and all current directors, nominees and executive officers as a group (12 persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

                                                                AMOUNT
                                                              AND NATURE
                                                             OF BENEFICIAL     PERCENT OF
                      NAME OF BENEFICIAL OWNER               OWNERSHIP(1)       CLASS(2)
          -------------------------------------------------  -------------     ----------
          David H. Batchelder(3)...........................       65,605          *
          Bruce E. Karatz..................................       11,660          *
          Anthony Luiso....................................       19,714          *
          Ronald P. Spogli.................................       15,714          *
          Bill M. Thomas(4)................................    1,086,212        3.71%
          Leonard S. Williams..............................      471,000        1.59%
          Peter S. Willmott................................      116,489          *
          James J. Zehentbauer.............................       14,714          *
          Philip L. Carter.................................       46,833          *
          Mark J. Miller...................................        7,100          *
          Richard N. Lodwick...............................       63,760          *
          Patricia J. Wehner...............................        9,400
          All Directors and Executive Officers
            as a Group (12 persons)........................    1,928,201        6.44%

- - ---------------

(*) Denotes less than 1% of the sum of the 29,306,375 shares of Common Stock outstanding at May 6, 1994 plus shares that are subject to options that are presently exercisable or will become exercisable within 60 days of May 6, 1994 by that person or group, as the case may be.

(1) Includes shares which may be acquired pursuant to options exercisable within 60 days of May 6, 1994, as follows: Mr. Batchelder (14,714); Mr. Karatz (10,660); Mr. Luiso (14,714); Mr. Spogli (14,714); Mr. Thomas (5,000); Mr.
    Williams (396,000); Mr. Willmott (39,714); Mr. Zehentbauer (14,714); Mr. Carter (36,833); Mr. Miller (7,000); Mr. Lodwick (60,500); Ms. Wehner (9,100); and all directors and executive officers as a group (623,663). Unless otherwise indicated, each person has sole investment and voting power as to the shares indicated.

(2) The percentages are based upon 29,306,375 shares of Common Stock outstanding at May 6, 1994 plus shares that are subject to options that are presently exercisable or will become exercisable within 60 days of May 6, 1994 by that person or group, as the case may be.

(3) Includes 30,875 shares of Common Stock owned directly by Mr. Batchelder (including 14,714 shares which may be acquired pursuant to certain options) and 30,676 shares owned by DHB Partners, L.P. (the "Partnership") which are attributable to him through his ownership of the sole general partner of the Partnership (which is a corporation owned by him) and all of the limited partnership interests in the Partnership. Mr. Batchelder disclaims beneficial ownership of the shares of Common Stock held by the Partnership.

(4) Mr. Thomas also holds an additional 10,800 shares of Common Stock for the benefit of his children, as to which shares Mr. Thomas disclaims beneficial ownership. Of such shares, 5,400 are held for the benefit of Mr. Thomas' son, who resides with Mr. Thomas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                                  AMOUNT
                                                                AND NATURE
                                                              OF BENEFICIAL      PERCENT OF
                       NAME OF BENEFICIAL OWNER                 OWNERSHIP         CLASS(1)
          --------------------------------------------------  --------------     -----------
          Southeastern Asset Management Inc.(2).............     5,655,523          19.30%
            860 Ridgelake Boulevard, Suite 301
            Memphis, Tennessee 38120
          NewSouth Capital Management, Inc.(3)..............     1,742,494           5.95%
            755 Crossover Lane, Suite 233
            Memphis, Tennessee 38117

- - ---------------

(1) The percentages are based upon 29,306,375 shares of Common Stock outstanding at May 6, 1994.

(2) On February 17, 1994, the Company received from Southeastern Asset Management, Inc. ("Southeastern") a second Amendment to its Schedule 13G filed the Securities and Exchange Commission reporting that it beneficially owns an aggregate of 5,655,523 shares of Common Stock, of which it has sole dispositive power over 4,796,023 shares and sole voting power over 4,556,023 shares. In this Amendment, Southeastern stated that all such shares were acquired in the ordinary course of business and not with the purpose of influencing the control of the Company. The Company is unaware of any change in the foregoing information.

(3) The Company has received a Schedule 13G dated January 7, 1993 from NewSouth Capital Management, Inc. ("NewSouth") reporting that it has sole dispositive power over 1,742,494 shares of Common Stock and sole voting power over 1,657,494 of such shares. In this Schedule 13G, NewSouth stated that all shares were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The Company is unaware of any change in the foregoing information.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Insiders") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company and the New York Stock Exchange.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each Insider known to the Company that no other reports were required, during the fiscal year ended January 30, 1994 all Section 16(a) filing requirements applicable to its Insiders were complied with except that Mr. Carter filed late one Form 5.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     For fiscal 1993, Deloitte & Touche provided audit services which included examination of the Company's annual consolidated financial statements, timely review of unaudited quarterly financial information, assistance and consultation in connection with the Company's annual report on Form 10-K filed with the Commission, and the audit of the Company's profit sharing plan. Audit services were provided with the approval of the Board of Directors which, among other things, considered the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. A meeting of the Audit Committee will be held in the near future, at which time a recommendation will be made as to the selection of the Company's auditors for the current fiscal year. A representative of Deloitte & Touche is expected to attend the Annual Meeting to make any statements he or she may desire and to respond to any stockholder questions.

      DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company's 1994 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy materials for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 2430 East Del Amo Boulevard, Dominguez, California 90220-6306, and in any event not later than January 27, 1995. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors. However, inasmuch as matters of which management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                 MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

                                          By Order of the Board of Directors

                                          /s/ LEONARD S. WILLIAMS
                                          -------------------------------------
                                          LEONARD S. WILLIAMS
                                          President and Chief Executive Officer

Dominguez, California
May 19, 1994

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

                                              MAC FRUGAL'S BARGAINS - CLOSE-OUTS INC.

                                          ANNUAL MEETING OF STOCKHOLDERS -- JUNE 22, 1994

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Mac Frugal's Bargains - Close-outs Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and appoints Peter S. Willmott, Leonard S.
    Williams, or either of them, proxies with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Mac Frugal's Bargains - Close-outs Inc.
    to be held Wednesday, June 22, 1994 at 9:00 A.M. at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive,
    Long Beach, California 90815, and at any postponements or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side.

        This proxy will be voted as directed or, if no contrary direction is indicated, will be voted for the election of the nominees as directors, and as such proxy holders deem advisable on such other matters as may come before the
    Annual Meeting or any postponements or adjournments thereof.

                                                               (Continued, and to be dated and signed on the reverse side.)





    /    /

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF EACH OF THE MATTERS SET FORTH BELOW.

1. Election of Directors     FOR all nominees listed below       / /      WITHHOLD AUTHORITY to vote   / /     EXCEPTIONS  / /
                             (except as marked to the contrary)           for all nominees listed below

   Nominees: Peter S. Willmott, Leonard S. Williams, David H. Batchelder, Bruce E. Karatz, Anthony Luiso, Ronald P. Spogli,
             Bill M. Thomas and James J. Zehentbauer.

   INSTRUCTION: If you wish to withhold authority to vote for any individual nominee mark the Exceptions box and strike a line through that nominee's name above.

2. In their discretion, upon any other matters which may properly come before the Annual Meeting or any postponements or adjournments thereof.

                                                                                                     Address Change and/or   / /
                                                                                                     Comments Mark Here

                                                          PROXY DEPARTMENT
                                                          NEW YORK, N.Y. 10203-0343

                                                                    NOTE: Please sign exactly as shown at the left. If stock is jointly held each owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

                                                                    Dated: _______________________________________________, 1994

                                                                    ____________________________________________________________
                                                                                            (Signature)
                                                                    ____________________________________________________________
                                                                                     (Signature, if held jointly)

                                                                    Votes must be indicated     / /
Please sign, Date and Return the Proxy Card                         (x) in Black or Blue ink.
Promptly Using the Enclosed Envelope.



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